Exhibit 10.59

SECOND AMENDMENT TO

LOAN AND SECURITY AGREEMENT

This Second Amendment to Loan and Security Agreement (the “Amendment”) is entered into as of April 1, 2015, by and between COMERICA BANK (“Bank”) and ADEPT TECHNOLOGY, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of June 9, 2014 (as amended from time to time, including, without limitation, by that certain First Amendment to Loan and Security Agreement and Waiver dated as of January 31, 2015, collectively, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

I.	Incorporation by Reference. The Recitals and the documents referred to therein are incorporated herein by this reference. Except as otherwise noted, the terms not defined herein shall have the meaning set forth in the Agreement.

II.	Amendment to the Agreement. Subject to the satisfaction of the conditions precedent as set forth in Article IV hereof, the Agreement is hereby amended as set forth below.

A.	The following defined term in Exhibit A of the Agreement is hereby amended and restated in its entirety to read as follows:

“Letter of Credit Sublimit” means a sublimit for Letters of Credit under the Revolving Line not to exceed (i) Four Hundred Fifty Thousand and No/100ths Dollars ($450,000.00) from the date of this Amendment through and including November 30, 2015, and (ii) One Hundred Thousand and No/100ths Dollars ($100,000) from December 1, 2015, through the Business Day immediately prior the Revolving Maturity Date.”

B.	Section 2.1(b)(iii) of the Agreement is hereby amended and restated to read as follows:

“(iii) Letter of Credit Sublimit. Subject to the availability under the Revolving Line, and in reliance on the representations and warranties of Borrower set forth herein, at any time and from time to time from the date hereof through the Business Day immediately prior to the Revolving Maturity Date, Bank shall issue for the account of Borrower such Letters of Credit as Borrower may request by delivering to Bank a duly executed letter of credit application on Bank’s standard form; provided, however, that the outstanding and undrawn amounts under all such Letters of Credit (i) shall not at any time exceed the Letter of Credit Sublimit ((a) Four Hundred Fifty Thousand and No/100ths Dollars ($450,000) from April 1, 2015 to November 30, 2015; and (b) One Hundred Thousand and No/100ths Dollars from December 1, 2015 through the Revolving Maturity Date), and (ii) shall be deemed to constitute Advances for the purpose of calculating availability under the Revolving Line. Notwithstanding the foregoing, the aggregate credit limit of Credit Card Services, the aggregate outstanding amount of Letters of Credit and the FX Amount shall not exceed the Maximum Sublimit Amount at any time. Any drawn but unreimbursed amounts under any Letters of Credit shall be charged as Advances against the Revolving Line. All Letters of Credit shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank’s form application and letter of credit agreement. Borrower will pay any standard issuance and other fees that Bank notifies Borrower it will charge for issuing and processing Letters of Credit.”

III.	Legal Effect. The Agreement is hereby amended wherever necessary to reflect the changes described above. Borrower agrees that it has no defenses against the obligations to pay any amounts under the Agreement. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Agreement and the other Loan Documents. Except as expressly modified pursuant to this Amendment, the terms of the Agreement and the other Loan Documents remain unchanged, and in full force and effect. Bank’s agreement to modifications to the existing Agreement pursuant to this Amendment in no way shall obligate Bank to make any future modifications to the Agreement. The terms of this paragraph apply not only to this Amendment, but also to all subsequent loan modification requests. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. This is an integrated Amendment and supersedes all prior negotiations and agreements regarding the subject matter hereof. All modifications hereto must be in writing and signed by the parties.

IV.	Conditions Precedent. Except as specifically set forth in this Amendment, all of the terms and conditions of the Agreement and the other Loan Documents remain in full force and effect. The effectiveness of this Amendment is conditioned upon receipt by Bank of:

A.	This Amendment, duly executed by Borrower;

B.	An Affirmation of Subordination Agreement, executed by Borrower and Adept Technology Holdings, Inc.;

C.	An Affirmation of Guaranty executed by Adept InMoTx, Inc., Adept Technology Holdings, Inc., Adept MobileRobots LLC, and Adept Technology International, Ltd.;

D.	A corporate resolutions and incumbency certification of Borrower;

E.	A corporate resolutions and incumbency certification authority to support another’s borrowings of Adept Technology Holdings, Inc.;

F.	A corporate resolutions and incumbency certification authority to support another’s borrowings of Adept Technology International, Ltd.;

G.	A corporate resolutions and incumbency certification authority to support another’s borrowings of Adept InMoTx, Inc.;

H.	A limited liability company authority to support another’s borrowings of Adept MobileRobots LLC;

I.	A legal fee from Borrower in the amount of $350; and

J.	Such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

ADEPT TECHNOLOGY, INC.

By:	/s/ Seth Halio
Name:	Seth Halio
Title	Chief Financial Officer

COMERICA BANK

By:	/s/ Sean Noonan
Name:	Sean Noonan
Title:	Vice President